Exhibit 99.2
The information furnished pursuant to this exhibit shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
     1. Funds from Operations:
Nevada Power Company

						12 mos.
				Nine Months Ended		Ended
	Year Ended December 31,			September 30		September 30,
	2002	2003	2004	2005	2004	2005
Net Income (Loss)	(235,070)	19,277	104,312	112,408	84,382	132,338
Non-cash items included in net income (loss):
Depreciation and amortization	98,198	109,655	118,841	92,421	88,630	122,632
Deferred taxes and deferred investment tax credit	(131,076)	2,710	57,066	52,680	48,544	61,202
AFUDC and capitalized interest	(3,259)	(5,545)	(9,969)	(29,171)	(4,234)	(34,906)
Deferred energy costs disallowed	434,125	45,964	1,586	—	1,586	—
Other non-cash	(6,332)	(8,962)	(44,149)	(22,201)	(23,730)	(42,620)

Funds from Operations (Before Deferred Energy Costs)	156,586	163,099	227,687	206,137	195,178	238,646

Amortization of deferred energy costs	146,554	204,610	228,765	108,480	178,451	158,794
Deferral of energy costs	(338,152)	(131,590)	(112,992)	(137,048)	(102,163)	(147,877)

Total Impact of Deferred Energy Costs	(191,598)	73,020	115,773	(28,568)	76,288	10,917

Adjusted Funds from Operations	(35,012)	236,119	343,460	177,569	271,466	249,563

Debt (1)	2,037,987	2,035,300	2,281,781	2,119,774	2,030,956	2,119,774
Net Interest Expense	132,510	190,472	137,388	118,350	123,757	131,981
AFUDC	(3,412)	(2,700)	(5,738)	(16,154)	(2,465)	(19,427)

Adjusted Interest Expense	135,922	193,172	143,126	134,504	126,222	151,408

Debt/Funds from Operations	13.02x	12.48x	10.02x	10.28x	10.41x	8.88x
Debt/ Adjusted Funds from Operations	(58.21x )	8.62x	6.64x	11.94x	7.48x	8.49x
Funds from Operations Interest Coverage	2.15x	1.84x	2.59x	2.53x	2.55x	2.58x
Adjusted Funds from Operations Interest Coverage	0.74x	2.22x	3.40x	2.32x	3.15x	2.65x
Common shareholders’ equity						1,751,301
Total Capitalization						3,871,075
Debt/Capitalization						54.76%

(1) Includes current maturities of long-term debt.

2. EBITDA:
Nevada Power Company

										12 mos.
						Three Months Ended		Nine Months Ended		Ended
	Year Ended December 31,					September 30,		September 30,		September 30,
	2000	2001	2002	2003	2004	2005	2004	2005	2004	2005
Net Income (Loss):	($7.9)	$63.4	($235.1)	$19.3	$104.3	$99.5	$86.2	$112.4	$84.4	$132.3

Deferred Energy Costs Disallowed	—	—	434.1	46.0	1.6	—	—	—	1.6	—
Disallowed Merger Costs	—	—	—	—	4.0	—	—	—	4.0	—
Disallowed Plant Costs	—	—	—	—	—	—	—	—	—	—
Impairment of Goodwill	—	—	—	—	—	—	—	—	—	—

Adjusted Net Income (Loss)	($7.9)	$63.4	$199.1	$65.2	$109.9	$99.5	$86.2	$112.4	$89.9	$132.3

Interest Charge	86.0	108.3	132.5	190.5	137.4	36.4	40.8	118.4	123.8	132.0
Income Tax Expenses (Benefits)	(11.0)	32.7	(131.8)	(0.6)	56.6	46.7	46.5	52.7	45.4	63.9
Depreciation and Amortization	86.0	93.1	98.2	109.7	118.8	31.3	29.9	92.4	88.6	122.6

EBITDA	$153.1	$297.5	$298.0	$364.8	$422.7	$213.8	$203.4	$375.9	$347.7	$450.8